EXHIBIT 23

Consent of Dohan and Company, P.A., C.P.A.'s

Dohan and Company                                                 7700 North Kendall Drive, #200

Certified Public Accountants                                     Miami, Florida 33156-7578

A Professional Association                                        Telephone       (305) 274-1366

                                                                                    Facsimile         (305) 274-1368

                                                                                    Email               info@uscpa.com

                                                                                    Internet           www.uspca.com

                                                                                    July 16, 2007

U.S. Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

Dear Sir/Madam:

Re:  Bingo.com, Ltd. - Form SB-2 Registration Statement

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Bingo.com, Ltd. on Form SB-2 of our report dated March 8, 2007, appearing in the Annual Report on Form 10-KSB of Bingo.com, Ltd. for the year ended December 31, 2006, which is part of such Registration Statement, and to the reference of us under the heading "Interest of Named Experts and Counsel" in such Prospectus.

Yours truly,

Dohan and Company, P.A.

Certified Public Accountants